UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2015

FARO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	0-23081	59-3157093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Technology Park, Lake Mary, Florida 32746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (407) 333-9911

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2015, the Company adopted an Amended and Restated Change in Control Severance Policy (the “Restated Policy”) that covers such executives of the Company as the Board of Directors of the Company (or the Compensation Committee of the Board of Directors) may designate from time to time (the “Participants”). The current Participants are the Company’s Senior Vice Presidents, including Joseph Arezone (Senior Vice President, Managing Director – EMEA and Asia Pacific), Jody Gale (Senior Vice President, General Counsel & Secretary) and Kathleen Hall, (Senior Vice President, Managing Director – Americas). The Company’s original Change in Control Severance Policy was adopted on November 7, 2008 and subsequently amended on April 9, 2010 and December 14, 2010 (the “Policy”). The April 9, 2010 amendment provided that the excise tax gross-up benefit would only be provided to participants under the policy who were covered by the policy as of April 9, 2010. The purpose of this amendment and restatement of the Policy is to consolidate the amendments and to delete the excise tax gross-up provision in its entirety as none of the current participants were covered by the Policy as of April 9, 2010. As such, the material terms of the Policy remain unchanged.

The Restated Policy provides that if any participant’s employment with the Company is terminated either without cause (as defined in the Restated Policy) by the Company or for good reason (as defined in the Restated Policy) by the executive, within twelve months following the occurrence of a change in control (as defined in the Restated Policy), upon the Company’s receipt of an executed separation agreement and release in the form attached to the Restated Policy, such participant is entitled to receive:

•	a lump sum cash payment equal to the sum of the Participant’s highest annual rate of base salary during the twelve month period immediately prior to the Participant’s date of termination, plus the average of the annual cash bonus awarded to the Participant during the last three completed fiscal years of the Company;

•	if the Participant has not received an annual cash bonus during the fiscal year in which the Participant’s employment is terminated, a cash payment equal to a prorated portion of the annual cash bonus awarded to the Participant during the last three completed fiscal years of the Company; and

•	for 12 months following the date the Participant’s employment with the Company is terminated, group medical and life insurance coverage to the Participant (and his eligible dependents) and at the end of the foregoing period, the Participant shall be entitled to the continuation of health benefits under the Consolidated Omnibus Budget Reconciliation Act of 1986.

The above description of the Restated Policy is not complete and is qualified in its entirety by reference to the text of the Restated, which is filed with this report as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	FARO Technologies, Inc. Amended and Restated Change in Control Severance Policy, dated as of April 9, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARO Technologies, Inc.

April 10, 2015	/s/ Jody S. Gale
	By:	Jody S. Gale
	Its:	Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	FARO Technologies, Inc. Amended and Restated Change in Control Severance Policy, dated as of April 9, 2015